Exhibit 99.1

Delek Logistics Reports Second Quarter 2023 Results

•Net income attributable to all partners of $31.9 million
•EBITDA of $92.8 million
•Distributable cash flow of $60.5 million
•Adjusted distributable cash flow coverage ratio of 1.34x
•Delivered 42 consecutive quarters of distribution growth with recent increase to $1.035/unit

BRENTWOOD, Tenn., August 7, 2023 -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the second quarter 2023, with reported net income attributable to all partners of $31.9 million, or $0.73 per diluted common limited partner unit. This compares to net income attributable to all partners of $32.2 million, or $0.74 per diluted common limited partner unit, in the second quarter 2022. Net cash provided in operating activities was $34.6 million in the second quarter 2023 compared to net cash provided by operating activities of $85.1 million in the second quarter 2022. Distributable cash flow was $60.5 million in the second quarter 2023, compared to $55.6 million in the second quarter 2022.
For the second quarter 2023, earnings before interest, taxes, depreciation and amortization ("EBITDA") was $92.8 million compared to $64.5 million in the second quarter 2022.
“Delek Logistics operated well and delivered another great quarter,” said Avigal Soreq, President of Delek Logistics' general partner. “Delek Logistics has provided consistent results and stable cash flows. We have more than doubled the volume in the Midland Gathering compared with the same time last year. As Permian Basin production continues to ramp up, we see a pathway to increase Delek Logistics' scale and efficiency, providing additional support to earnings and cash flows."
“In July, the Board approved the 42nd consecutive increase in the quarterly distribution to $1.035 per unit. The Board continues to demonstrate its commitment to unitholders and confidence in the underlying asset base of Delek Logistics," Mr. Soreq concluded.
Distribution and Liquidity
On July 26, 2023, Delek Logistics declared a quarterly cash distribution of $1.035 per common limited partner unit for the second quarter 2023. This distribution will be paid on August 14, 2023 to unitholders of record on August 7, 2023. This represents a 1.0% increase from the first quarter 2023 distribution of $1.025 per common limited partner unit, and a 5.1% increase over Delek Logistics’ second quarter 2022 distribution of $0.985 per common limited partner unit. For the second quarter 2023, the total cash distribution declared to all partners was approximately $45.1 million, resulting in a distributable cash flow coverage ratio of 1.34x.
As of June 30, 2023, Delek Logistics had total debt of approximately $1.74 billion and cash of $7.7 million. Additional borrowing capacity, subject to certain covenants, under the $900.0 million revolving credit facility was $89.0 million. The total leverage ratio as of June 30, 2023 of approximately 4.66x was within the requirements of the maximum allowable leverage ratio under the credit facility.
Consolidated Operating Results
Second quarter 2023 EBITDA of $92.8 million benefited from increased contribution from the Delek Permian Gathering system, Delaware Gathering (formerly 3 Bear) acquisition, and continued strong throughput on joint venture pipelines as compared to EBITDA of $64.5 million in the second quarter 2022. Net income attributable to all partners for the second quarter 2023 of $31.9 million reflected a decrease of $0.3 million compared to the second quarter 2022.
Gathering and Processing Segment
EBITDA in the second quarter 2023 was $52.7 million compared with $38.5 million in the second quarter 2022. The increase was primarily driven from strong contributions from the Midland Gathering System, as well as the Delaware Gathering Assets.
Wholesale Marketing and Terminalling Segment
EBITDA in the second quarter 2023 was $28.0 million, approximately in line with second quarter 2022 EBITDA of $18.8 million. The increase was primarily due to strong throughputs and increased West Texas margins.

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Storage and Transportation Segment
EBITDA in the second quarter 2023 was $15.0 million compared with $14.5 million in the second quarter 2022. The increase was primarily due to higher utilization and fees.
Investments in Pipeline Joint Ventures Segment
During the second quarter 2023, income from equity method investments was $7.3 million compared to $7.1 million in the second quarter 2022.
Corporate
EBITDA in the second quarter 2023 was a loss of $10.1 million compared to a loss of $14.4 million in the second quarter 2022.
Second Quarter 2023 Results | Conference Call Information
Delek Logistics will hold a conference call to discuss its second quarter 2023 results on Monday, August 7, 2023 at 11:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.
About Delek Logistics Partners, LP
Delek Logistics is a midstream energy master limited partnership headquartered in Brentwood, Tennessee. Through its owned assets and joint ventures located primarily in and around the Permian Basin, the Delaware Basin and other select areas in the Gulf Coast region. Delek Logistics provides gathering, pipeline and other transportation services primarily for crude oil and natural gas customers, storage, wholesale marketing and terminalling services primarily for intermediate and refined product customers, and water disposal and recycling services. Delek US Holdings, Inc. ("Delek US") owns the general partner interest as well as a majority limited partner interest in Delek Logistics, and is also a significant customer.
Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US, thereby subjecting us to Delek US' business risks; risks relating to the securities markets generally; risks and costs relating to the age and operational hazards of our assets including, without limitation, costs, penalties, regulatory or legal actions and other effects related to releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the utilization of Delek Logistics' assets and business performance, including margins generated by its wholesale fuel business; risks and uncertainties related to the integration of the 3 Bear business following the recent acquisition; uncertainties regarding future decisions by OPEC regarding production and pricing disputes between OPEC members and Russia; an inability of Delek US to grow as expected as it relates to our potential future growth opportunities, including dropdowns, and other potential benefits; scheduled turnaround activity; the results of our investments in joint ventures; adverse changes in laws including with respect to tax and regulatory matters; and other risks as disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. Forward-looking statements include, but are not limited to, statements regarding future growth at Delek Logistics; distributions and the amounts and timing thereof; potential dropdown inventory; projected benefits of the 3 Bear acquisition; expected earnings or returns from joint ventures or other acquisitions; expansion projects; ability to create long-term value for our unit holders; financial flexibility and borrowing capacity; and distribution growth of 5% or at all. Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek Logistics undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof, except as required by applicable law or regulation.
Non-GAAP Disclosures:
Our management uses certain "non-GAAP" operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our GAAP financial information presented in accordance with U.S. GAAP. These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income before net interest expense, income tax expense, depreciation and amortization expense, including amortization of customer contract intangible assets, which is included as a component of net revenues in our accompanying condensed consolidated statements of income.
•Distributable cash flow - calculated as net cash flow from operating activities plus or minus changes in assets and liabilities, less maintenance capital expenditures net of reimbursements and other adjustments not expected to settle in cash. Delek Logistics believes this is an appropriate reflection of a liquidity measure by which users of its financial statements can assess its ability to generate cash.

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•Distributable cash flow, as adjusted for transaction costs, or Distributable cash flow, as adjusted - distributable cash flow adjusted to exclude significant, infrequently occurring transaction costs.
Our EBITDA and distributable cash flow measures are non GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;
•the ability of our assets to generate sufficient cash flow to make distributions to our unitholders on a current and on-going basis;
•Delek Logistics' ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and distributable cash flow measures provide information useful to investors in assessing our financial condition and results of operations and assists in evaluating our ongoing operating performance for current and comparative periods. EBITDA and distributable cash flow should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in our industry, our definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. For a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP, please refer to "Results of Operations" below. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

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Delek Logistics Partners, LP
Consolidated Balance Sheets (Unaudited)
(In thousands, except unit and per unit data)
	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$7,715	$7,970
Accounts receivable	65,844	53,314
Accounts receivable from related parties	7,402	—
Inventory	3,078	1,483
Other current assets	1,395	2,463
Total current assets	85,434	65,230
Property, plant and equipment:
Property, plant and equipment	1,291,972	1,240,684
Less: accumulated depreciation	(350,233)	(316,680)
Property, plant and equipment, net	941,739	924,004
Equity method investments	242,747	257,022
Customer relationship intangible, net	190,388	199,440
Marketing contract intangible, net	105,760	109,366
Rights-of-way, net	57,006	55,990
Goodwill	27,051	27,051
Operating lease right-of-use assets	22,635	24,788
Other non-current assets	19,796	16,408
Total assets	$1,692,556	$1,679,299

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$14,510	$57,403
Accounts payable to related parties	—	6,055
Current portion of long-term debt	15,000	15,000
Interest payable	5,305	5,308
Excise and other taxes payable	7,338	8,230
Current portion of operating lease liabilities	8,168	8,020
Accrued expenses and other current liabilities	6,123	6,202
Total current liabilities	56,444	106,218
Non-current liabilities:
Long-term debt, net of current portion	1,729,338	1,646,567
Operating lease liabilities, net of current portion	10,478	12,114
Asset retirement obligations	9,685	9,333
Other non-current liabilities	16,113	15,767
Total non-current liabilities	1,765,614	1,683,781
Total liabilities	1,822,058	1,789,999
Equity (Deficit):
Common unitholders - public; 9,274,898 units issued and outstanding at June 30, 2023 (9,257,305 at December 31, 2022)	167,760	172,119
Common unitholders - Delek Holdings; 34,311,278 units issued and outstanding at June 30, 2023 (34,311,278 at December 31, 2022)	(297,262)	(282,819)
Total deficit	(129,502)	(110,700)
Total liabilities and deficit	$1,692,556	$1,679,299

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Delek Logistics Partners, LP
Consolidated Statement of Income and Comprehensive Income (Unaudited)
(In thousands, except unit and per unit data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues:
Affiliate	$132,993	$124,366	$257,992	$248,120
Third-party	113,918	142,384	232,444	225,211
Net revenues	246,911	266,750	490,436	473,331
Cost of sales:
Cost of materials and other - affiliate	92,042	143,730	183,113	249,615
Cost of materials and other - third party	36,083	32,630	71,108	52,939
Operating expenses (excluding depreciation and amortization presented below)	28,476	20,284	52,691	37,827
Depreciation and amortization	22,469	12,948	42,233	22,809
Total cost of sales	179,070	209,592	349,145	363,190
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	480	705	1,005	1,269
General and administrative expenses	6,611	13,773	14,121	18,868
Depreciation and amortization	1,258	474	2,599	948
(Gain) loss on disposal of assets	(455)	—	(313)	12
Total operating costs and expenses	186,964	224,544	366,557	384,287
Operating income	59,947	42,206	123,879	89,044
Interest expense, net	35,099	16,812	67,680	31,062
Income from equity method investments	(7,285)	(7,073)	(13,601)	(14,099)
Other income, net	(19)	(2)	(21)	(3)
Total non-operating expenses, net	27,795	9,737	54,058	16,960
Income before income tax expense	32,152	32,469	69,821	72,084
Income tax expense	256	305	558	406
Net income attributable to partners	$31,896	$32,164	$69,263	$71,678
Comprehensive income attributable to partners	$31,896	$32,164	$69,263	$71,678

Net income per limited partner unit:
Basic	$0.73	$0.74	$1.59	$1.65
Diluted	$0.73	$0.74	$1.59	$1.65
Weighted average limited partner units outstanding:
Basic	43,577,428	43,475,931	43,573,716	43,473,746
Diluted	43,597,282	43,502,983	43,591,726	43,491,796
Cash distribution per common limited partner unit	$1.035	$0.985	$2.060	$1.965

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
(Unaudited)	2023	2022	2023	2022
Cash flows from operating activities
Net cash provided by operating activities	$34,612	$85,137	$63,802	$133,057
Cash flows from investing activities
Net cash used in investing activities	(27,914)	(646,851)	(54,893)	(659,327)
Cash flows from financing activities
Net cash (used in) provided by financing activities	(9,947)	572,798	(9,164)	535,788
Net increase (decrease) in cash and cash equivalents	(3,249)	11,084	(255)	9,518
Cash and cash equivalents at the beginning of the period	10,964	2,726	7,970	4,292
Cash and cash equivalents at the end of the period	$7,715	$13,810	$7,715	$13,810

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Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Reconciliation of Net Income to EBITDA:
Net income	$31,896	$32,164	$69,263	$71,678
Add:
Income tax expense	256	305	558	406
Depreciation and amortization	23,727	13,422	44,832	23,757
Amortization of marketing contract intangible asset	1,802	1,803	3,605	3,606
Interest expense, net	35,099	16,812	67,680	31,062
EBITDA	$92,780	$64,506	$185,938	$130,509

Reconciliation of net cash from operating activities to distributable cash flow:
Net cash provided by operating activities	$34,612	$85,137	$63,802	$133,057
Changes in assets and liabilities	27,259	(26,920)	64,929	(20,908)
Non-cash lease expense	(2,247)	(9,686)	(4,447)	(11,484)
Distributions from equity method investments in investing activities	—	1,187	1,440	1,737
Regulatory capital expenditures not distributable	391	(233)	(3,855)	(1,040)
Reimbursement from (refund to) Delek for capital expenditures	674	1	1,011	(14)
Accretion of asset retirement obligations	(176)	(123)	(352)	(247)
Deferred income taxes	(518)	—	(629)	—
Gain (loss) on disposal of assets	455	—	313	(12)
Distributable Cash Flow	$60,450	$49,363	$122,212	$101,089
Transaction costs	—	6,199	—	6,393
Distributable Cash Flow, as adjusted (1)	$60,450	$55,562	$122,212	$107,482

Delek Logistics Partners, LP
Distributable Coverage Ratio Calculation
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Distributions to partners of Delek Logistics, LP	$45,112	$42,832	$89,776	$85,436

Distributable cash flow	$60,450	$49,363	$122,212	$101,089
Distributable cash flow coverage ratio (1)	1.34x	1.15x	1.36x	1.18x
Distributable cash flow, as adjusted (2)	60,450	55,562	122,212	107,482
Distributable cash flow coverage ratio, as adjusted (3)	1.34x	1.30x	1.36x	1.26x
(1) Distributable cash flow coverage ratio is calculated by dividing distributable cash flow by distributions to be paid in each respective period.
(2) Distributable cash flow adjusted to exclude transaction costs associated with the Delaware Gathering Acquisition (formerly 3 Bear).
(3) Distributable cash flow coverage ratio, as adjusted is calculated by dividing distributable cash flow, as adjusted for transaction costs by distributions to be paid in each respective period.

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Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)

	Three Months Ended June 30, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$49,182	$52,076	$31,735	$—	$—	$132,993
Third party	44,055	66,751	3,112	—	—	113,918
Total revenue	$93,237	$118,827	$34,847	$—	$—	$246,911

Segment EBITDA	$52,663	$27,983	$14,978	$7,285	$(10,129)	$92,780
Depreciation and amortization	18,801	1,880	2,304	—	742	23,727
Amortization of customer contract intangible	—	1,802	—	—	—	1,802
Interest expense, net	—	—	—	—	35,099	35,099
Income tax benefit						256
Net income						$31,896

Capital spending	$18,877	$(2,712)	$3,215	$—	$—	$19,380

	Three Months Ended June 30, 2022
	Gathering and Processing		Wholesale Marketing and Terminalling		Storage and Transportation		Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$45,605		$46,110		$32,651		$—	$—	$124,366
Third party	19,221		119,430		3,733		—	—	142,384
Total revenue	$64,826		$165,540		$36,384		$—	$—	$266,750

Segment EBITDA	$38,497	—	$18,807	—	$14,529	—	$7,073	$(14,400)	$64,506
Depreciation and amortization	8,640		1,668		2,180		—	934	13,422
Amortization of customer contract intangible	—		1,803		—		—	—	1,803
Interest expense, net	—		—		—		—	16,812	16,812
Income tax benefit									305
Net income									$32,164

Capital spending	$26,630		$96		$—		$—	$—	$26,726

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	Six Months Ended June 30, 2023
	Gathering and Processing	Wholesale Marketing and Terminalling	Storage and Transportation	Investments in Pipeline Joint Ventures	Corporate and Other	Consolidated
Net revenues:
Affiliate	$101,943	$85,827	$70,222	$—	$—	$257,992
Third party	83,726	145,309	3,409	—	—	232,444
Total revenue	$185,669	$231,136	$73,631	$—	$—	$490,436

Segment EBITDA	$108,108	$49,937	$28,400	$13,601	$(14,108)	$185,938
Depreciation and amortization	35,248	3,569	4,406	—	1,609	44,832
Amortization of customer contract intangible	—	3,605	—	—	—	3,605
Interest expense, net	—	—	—	—	67,680	67,680
Income tax expense						558
Net income						$69,263

Capital spending	$51,666	$404	$3,411	$—	$—	$55,481

	Six Months Ended June 30, 2022
	Gathering and Processing		Wholesale Marketing and Terminalling		Storage and Transportation		Investments in Pipeline Joint Ventures		Corporate and Other	Consolidated
Net revenues:
Affiliate	$85,938		$98,842		$63,340		$—		$—	$248,120
Third party	20,932		197,474		6,805		—		—	225,211
Total revenue	$106,870		$296,316		$70,145		$—		$—	$473,331

Segment EBITDA	$70,578	—	$39,541	—	$25,637	—	$14,099	—	$(19,346)	$130,509
Depreciation and amortization	14,481		3,046		4,276		—		1,954	23,757
Amortization of customer contract intangible	—		3,606		—		—		—	3,606
Interest expense, net	—		—		—		—		31,062	31,062
Income tax expense										406
Net income										$71,678

Capital spending	$35,485		$327		$—		$—		$—	$35,812

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Delek Logistics Partners, LP
Segment Capital Spending
(In thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
Gathering and Processing	2023	2022	2023	2022
Regulatory capital spending	$—	$246	$—	$2,207
Sustaining capital spending	—	104	—	129
Growth capital spending	18,877	26,280	51,666	33,149
Segment capital spending	$18,877	$26,630	$51,666	$35,485
Wholesale Marketing and Terminalling
Regulatory capital spending	$18	$85	79	167
Sustaining capital spending	(3,856)	4	(925)	8
Growth capital spending	1,126	7	1,250	152
Segment capital spending	$(2,712)	$96	$404	$327
Storage and Transportation
Regulatory capital spending	$1,124	$—	$1,148	$—
Sustaining capital spending	2,091	—	2,263	—
Growth capital spending	—	—	$—	$—
Segment capital spending	$3,215	$—	$3,411	$—
Consolidated
Regulatory capital spending	$1,142	$331	$1,227	$2,374
Sustaining capital spending	(1,765)	108	1,338	137
Growth capital spending	20,003	26,287	52,916	33,301
Total capital spending	$19,380	$26,726	$55,481	$35,812

Delek Logistics Partners, LP
Segment Operating Data (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Gathering and Processing Segment:
Throughputs (average bpd)
El Dorado Assets:
Crude pipelines (non-gathered)	61,260	84,699	62,131	78,818
Refined products pipelines to Enterprise Systems	44,966	64,821	49,957	62,186
El Dorado Gathering System	13,041	17,961	13,509	17,064
East Texas Crude Logistics System	30,666	19,942	26,690	18,010
Midland Gathering System (1):	221,876	101,236	221,993	100,783
Plains Connection System	255,035	154,086	247,856	158,025
Delaware Gathering Assets(2):
Natural Gas Gathering and Processing (Mcfd(3))	73,309	51,292	74,008	51,292
Crude Oil Gathering (average bpd)	117,017	78,011	110,408	78,011
Water Disposal and Recycling (average bpd)	127,195	57,625	107,848	57,625

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd) (4)	69,310	63,502	52,158	67,021
Big Spring marketing throughputs (average bpd)	75,164	78,634	76,763	77,100
West Texas marketing throughputs (average bpd)	9,985	10,073	9,454	9,994
West Texas gross margin per barrel	$3.23	$2.67	$2.89	$2.85
Terminalling throughputs (average bpd) (5)	134,323	130,002	113,926	136,808
(1) Formerly known as the Permian Gathering Assets. Excludes volumes that are being temporarily transported via trucks while connectors are under construction.
(2) Volumes for the three and six months ended June 30, 2022 are for period from June 1 through June 30, 2022 we owned Delaware Gathering Assets.
(3) Mcfd - average thousand cubic feet per day.
(4) Excludes jet fuel and petroleum coke.
(5) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas, El Dorado and North Little Rock, Arkansas and Memphis and Nashville, Tennessee terminals.

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Investor Relations and Media/Public Affairs Contact:
Rosy Zuklic, Vice President of Investor Relations
rosy.zuklic@delekus.com
615-767-4344
Information about Delek Logistics Partners, LP can be found on its website (www.deleklogistics.com), investor relations webpage (https://www.deleklogistics.com/investor-relations), news webpage (https://www.deleklogistics.com/news-releases) and its Twitter account (@DelekLogistics).

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